CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Complete and partial portfolio holdings - arrangements to disclose to service providers and fiduciaries” and “Independent registered public accounting firm” in the Statements of Additional Information and to the use of our reports dated June 28, 2021, with respect to the financial statements of UBS Select Prime Institutional Fund, UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select ESG Prime Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Select ESG Prime Preferred Fund, UBS Select Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Investor Fund, UBS Select ESG Prime Investor Fund, UBS Prime Reserves Fund, UBS Tax-Free Reserves Fund, UBS Prime Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Investor Fund, UBS Tax-Free Investor Fund, UBS RMA Government Money Market Fund, UBS Liquid Assets Government Fund and UBS Ultra Short Income Fund for the year ended April 30, 2021 which are incorporated by reference in Amendment No. 69 to the Registration Statement (Form N-1A No. 811-08767) of UBS Series Funds.

New York, New York

August 27, 2021